Exhibit 99.1

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	+1-978-897-0100 x3064	+1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE ANNOUNCES APPOINTMENT OF NEW CEO

Digital Media Veteran Jay Samit Named Chief Executive Officer

ACTON, Mass. (October 21, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software company, today announced that the Board of Directors has unanimously appointed Jay Samit as Chief Executive Officer effective immediately. Samit will also become a member of the Board. Samit succeeds SeaChange’s current CEO Raghu Rau.

“After a thorough and deliberate succession process, the Board of Directors is delighted that Jay will lead SeaChange as we build on our market leadership in multi-screen video and create shareholder value,” said Thomas Olson, Chairman of the Board of Directors. “With more than thirty years of experience in digital video, Jay has a thorough understanding of the expanding landscape of video and has successfully deployed new technologies with leading media and telecommunication companies around the globe. Jay understands the needs of our current customers and his experience in digital video will enhance our ability to deliver for them in the future.”

“It is a great honor to be leading SeaChange at a time when the promise of TV on any device is being realized,” Jay Samit said. “With video usage expanding across cable, internet, telcos and mobile globally, I believe the opportunities for SeaChange to continue to power the growth of multi-screen video and advertising are substantial. I am excited to work with the team at SeaChange to continue to drive innovation, delight our customers and deliver superior operating results.”

Samit was most recently president at ooVoo, a social video chat service with more than 100 million users. He was previously CEO of SocialVibe, a digital advertising technology company powering engagement for some of the world’s top brands. Samit held senior executive roles with Sony and EMI, where he spearheaded these companies’ digital media efforts. At Universal Studios, Samit built the first million-member social network for college students. Samit is also a serial entrepreneur, helping to innovate some of the first video technology with Intel and Microsoft, as well as launch the first multi-party video communications platform on mobile.

“SeaChange would like to express our appreciation to Raghu Rau for providing very effective leadership at a critical time in the company’s history,” noted Chairman Thomas Olson. “Raghu led the transformation of SeaChange to a software company, divested non-core business units and reduced operating expenses, while investing in next generation products. The development of our market-leading Adrenalin multi-screen platform and the successful introduction of our game-changing Nucleus video gateway software product took place under Raghu’s direction. Raghu was the right person to lead SeaChange at a pivotal time and he deserves our thanks for his many accomplishments.”

“I was privileged to have led SeaChange for almost three years and welcome Jay’s appointment,” said Raghu Rau. “His entrepreneurial leadership, experience with media companies and expertise in software, video technologies and digital advertising ideally position him to take SeaChange to the next level. I look forward to ensuring a smooth transition for the benefit of our customers, employees and shareholders.”

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multi-screen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial and operational performance and market developments, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.